UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2024

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2024, Entero Therapeutics, Inc., a Delaware corporation (the “Company”) entered into a binding term sheet (the “Binding Term Sheet”) with Journey Therapeutics, Inc. (“Journey”), a life sciences company. Pursuant to the Binding Term Sheet, the Company will acquire 100% of the outstanding equity interests of Journey in return for 99% of the Company’s fully-diluted equity (the “Acquisition”).

Following the close of the Acquisition, it is anticipated that Henry Ji, M.D., Ph.D., the Chief Executive Officer of Journey, will assume the roles of Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of the Company. Further, following the close of the Acquisition, the Board will be of a size to be determined jointly by the Company and Journey, with one to two members of the post-closing Board to be designated by the Company.

The Company anticipates adopting an equity incentive plan (the “Equity Plan”) for up to 15% of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the time of the close of the Acquisition. The Company will also create an employee stock purchase plan for up to 1% of the outstanding shares of Common Stock of the Company at the time of the close of the Acquisition (the “ESPP”). The creation and adoption of the Equity Plan and the ESPP are subject to obtaining requisite Company stockholder, Board and committee approvals.

The Acquisition is subject to a number of conditions, including the completion of customary due diligence, negotiation of the definitive agreement, as well as approvals by the Company’s Board and the Company’s stockholders. Such definitive agreement will include a number of customary provisions, including without limitation, representations and warranties of Journey and the Company, restrictive covenants appliable to Journey and the Company and indemnification provisions. The Acquisition is also conditioned upon the completion of an equity financing providing net proceeds of at least $5 million, the effectiveness of a Form S-4 Registration Statement with regard to the Acquisition, to be filed with the Securities and Exchange Commission, and the shares of common stock of the combined company being approved for initial listing on Nasdaq.

Under the Binding Term Sheet, Journey and the Company are subject to an exclusivity period that is a minimum of 30 days, and such exclusivity shall continue after the 30-day period until a party delivers a notice of termination of exclusivity (the “Exclusivity Period”). During the Exclusivity Period, both parties are restricted from soliciting, negotiating or entering into any agreements with third parties for the sale of their respective businesses or material assets.

Item 8.01	Other Events.

On November 13, 2024, the Company issued a press release announcing their entry into the Binding Term Sheet. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release, dated November 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

November 13, 2024	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer